Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

JD ONE LLC

“LANDLORD”

AND

COLORADO MYTHOLOGY LLC

“TENANT”

FOR 3700 SQUARE FEET IN THE  BUILDING LOCATED AT

4420 GARFIELD ST and 4430 GARFIELD ST, DENVER CO 80216

Dated:  November 20, 2014

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BASIC LEASE TERM SHEET

RENTABLE SQUARE FEET OF THE PREMISES:	3700 square feet located at 4420 GARFIELD ST. and
4430 GARFIELD ST. DENVER CO 80216

LEASE COMMENCEMENT DATE:	1 DECEMBER 2014

LANDLORD:	JD ONE LLC
Notice Address:	c/o Corey Wiegand, CEO, Home Treasure Finders, Inc
4318 Tennyson St., Denver, CO 80212

TENANT	COLORADO MYTHOLOGY LLC

LEASE TERM:	Lease Commencement Date: 1 DECEMBER 2014

Lease Expiration Date: 30 NOVEMBER 20180

Lease Term: 4 years

BASE RENT:	Payable in monthly installments as follows:

Months 1-48: = $8,000.00

Security Deposit: $8,000.00

GUARANTOR :	COLORADO MYTHOLOGY LLC

Notice Address:	c/o A.R. Trojan

8007 E. Lehigh

Denver, CO 80237

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THIS BASIC LEASE TERM SHEET, together with the General Provisions in Part II and any Exhibits as Part III, all constitute the entire lease between Tenant and Landlord for the Leased Premises, made and entered into as of the Lease Date.

LEASE

This Lease Agreement (“Agreement” or “Lease”) is made this 20TH day of  NOVEMBER 2014, between JD ONE LLC., a limited liability company organized under the laws of Colorado, having its principal office at 4318 Tennyson Street, Denver, CO 80212 (“ Landlord ”), and COLORADO MYTHOLOGY LLC , a limited liability company organized under the laws of Colorado, having its principal office at 4440 GARFIELD ST. , DENVER, CO 80216(“ Tenant ”), each individually a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, Landlord is the owner of the real property described as 3700 square feet located within the real property and improvements located at 4420 Garfield St. and 4430 Garfield St. Denver, CO 80216, Denver County, State of Colorado all as more particularly described in Exhibit A attached hereto; and

WHEREAS, Tenant is licensed as a marijuana business pursuant to applicable state and local law; and

WHEREAS, this Agreement sets forth the terms upon which Tenant shall lease the Leased Premises from Landlord, and outlines Tenant’s obligations under the lease.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

AGREEMENT

1.	LEASED PREMISES.

A.          In consideration of the payment of the rent and the performance of the promises by the Tenant, the Landlord does hereby lease to the Tenant the certain real property consisting of approximately 3,700 square feet of space located at 4420 GARFIELD ST. and 4430 GARFIELD ST., DENVER, CO 80216 (“Leased Premises” ), together with the other improvements now or hereafter located thereon (“Improvements”).  Please refer to Exhibit A for an approximate floor plan of the Leased Premises.

B.           The Improvements leased hereunder, together with all Landlord’s right, title, and interest, if any, in and to all easements and other appurtenances thereto, are demised and let subject to (a) the rights of any parties in possession thereof and the existing state of the title thereof as of the commencement of the term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules, and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and (d) with respect to the Improvements, their condition as of the commencement of the term of this Lease, without representation or warranty by Landlord. Tenant represents to Landlord that Tenant has examined the title to and the physical condition of the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for all purposes hereof, and Tenant accepts the title and condition of the Leased Premises in their respective, present condition “as is.”

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C.           Landlord makes no representation or warranty with respect to the condition of the Leased Premises or its fitness or availability for any particular use, and Landlord shall not be liable for any latent or patent defect therein.

2.	LEASE TERM.

A.          The Lease term shall be four (4) years, commencing on DECEMBER 1st , 2014, and terminating on NOVEMBER 30th 2018, unless the term hereof shall be sooner terminated as hereinafter provided (“Lease Term”). Thereafter, Tenant shall have the right and option to extend the term of this Lease for an additional two (2) years with an increased rate (“Extended Term ”), unless and until the term of this Lease shall be sooner terminated pursuant hereto. Such Extended Term shall commence on the day immediately succeeding the expiration date of the Primary Lease Term and shall end at midnight of the day immediately preceding the second anniversary of the first day of such term. Each subsequent Extended Term shall commence on the day immediately succeeding the expiration date of the next preceding Extended Term, and shall end at midnight on the day immediately preceding the second anniversary of the first day of such term. Tenant shall exercise each such option to extend the terms of this Lease by giving notice in writing to Landlord at least six (6) months prior to the end of the term of this Lease then in effect. The giving of such written notice by Tenant to Landlord and receipt of such notice by Landlord shall automatically extend the terms of this Lease for an Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, this Lease shall automatically terminate at the end of the term of this Lease then in effect and Tenant shall have no further option to extend the terms of this Lease. In the event that Tenant does not exercise its option to extend the term of this Lease for an Extended Term as provided in this paragraph, then Landlord shall have the right during the remainder of the term of this Lease then in effect to advertise the availability of the Leased Premises for sale or for reletting.

B.           Delay. If delivery of possession of the Leased Premises shall be delayed beyond the Commencement Date, Landlord shall not be liable to Tenant for any damage resulting from such delay, and Tenant's obligation to pay Rent, as hereinafter defined (unless such delay is due to Tenant), shall be suspended and abated until possession of the Leased Premises is delivered to Tenant. In the event of such a delay, it is understood and agreed that the Commencement Date shall be postponed until delivery of possession and that the Termination Date shall be correspondingly extended.

3.	RENT AND SECURITY DEPOSIT.

A.          Base Rent. Tenant shall pay to Landlord the base rent for the Leased Premises (“Base Rent”) as follows:

Month 1-48                                 =           $8,000.00

B.           Payment Method. Base Rent shall be payable in advance, and must be received by Landlord on or before twelve o’clock noon on the 5th day of each calendar month, except that the first monthly installment of Base Rent shall be due and payable upon execution of this Lease by Tenant. Base Rent and all Additional Rent as provided for under this Lease shall be paid promptly when due, in cash or by check, in lawful money of the United States of America, without notice or demand and without deduction, diminution, abatement, counterclaim or set-off of any amount or for any reason whatsoever payable to JD One, LLC, and delivered to its offices at the address stated in Section 31 herein or to such other person and place as may be designated by notice in writing from Landlord to Tenant from time to time. If Tenant shall present to Landlord more than twice during the Term checks or drafts not honored by the institution upon which they are issued, then Landlord may require that future payments of Rent and other sums thereafter payable be made by certified or cashier's check and pursue any other remedies contained herein or permitted by law.

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C.           Net Lease. This Lease, except as expressly provided herein, is and shall be construed as a "net lease," and Tenant shall pay to Landlord, throughout the Term of this Lease, the Rent without abatement, deduction or set-off (except as expressly provided in this Lease); all other charges described herein; and under no circumstances or conditions, whether now existing or hereafter arising, or whether or not beyond the present contemplation of the parties, shall Landlord be required to make any payment or provide any services of any kind whatsoever or be under any other obligation or liability except as expressly provided in this Lease.  Landlord shall pay all taxes attributable to the Leased Premises and the Building. Tenant shall pay the insurance obligations as set forth in Section 7. There are no HOA dues.

D.          Determining Rent. It is agreed by Landlord and Tenant that no rent for the use, occupancy or utilization of the Leased Premises shall be, or is, based in whole or in part on the net income or profits derived by any person from the  Leased Premises, and Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the Leased Premises so leased, used, occupied or utilized. Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord's approval of any sublease, license, concession, or other use, occupancy, or utilization agreement not otherwise approved by Landlord in accordance with the provisions of Section 11 hereof.

E.            Security Deposit.

(1)           The Tenant shall deposit with the Landlord the sum of $8,000.00 as a security and damage deposit, which total amount shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Agreement, this sum can be used by landlord to offset any and all losses or costs associated with tenants failure to perform any of the conditions herein.  Such amounts withheld may include attorney’s fees and/or court costs incurred as a result of a Tenant default.

(2)           If Tenant is in default with respect to this Agreement, including but not limited to, the payment of Base or Additional Rent (additional rent is defined as late fees or court fees associated with Tenant default), Landlord may, at its option, use, apply or retain all or any part of this security deposit for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, including attorney’s fees and costs incurred.  Tenant’s failure to replace any amount so used within five (5) days from Landlord’s written demand, shall be a material breach of this Agreement.  Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.

(3)           Within sixty (60) days after termination of this Agreement or surrender and acceptance of the Leased Premises, whichever occurs last, Landlord shall return to Tenant the full security deposit or in the event that actual cause exists for retaining any portion of the security deposit, the Landlord shall provide the Tenant with a written statement listing the exact reasons for the retention of any portion of the security deposit. When the statement is delivered, it shall be accompanied by payment of the difference between any sum deposited and the amount retained. The Landlord is deemed to have complied with this Section by mailing said  statement and any payment required to the last known address of the Tenant. Nothing in this Section shall preclude the Landlord from retaining the security deposit for nonpayment of rent, abandonment of the Leased Premises, or nonpayment of utility charges, build out costs, repair work, or cleaning contracted for by the Tenant.
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 (4)           Upon cessation of Landlord’s interest in the Leased Premises, whether by sale, assignment, death, appointment of a receiver, or otherwise, the person in possession of the security deposit, including but not limited to the Landlord, his agent, or his executor, shall, within a reasonable time:

(a)           Transfer the funds, or any remainder after lawful deductions, to the Landlord's successor in interest and notify the Tenant by mail of such transfer and of the transferee's name and address; or

(b)           Return the funds, or any remainder after lawful deductions, to the Tenant.

(4)           Upon compliance with this subsection, the Landlord shall be relieved of further liability with respect to the security deposit.

(5)           Upon receipt of transferred funds under this Section, the transferee, in relation to such funds, shall be deemed to have all of the rights and obligations of a Landlord holding the funds as a security deposit.

F.           Late Charge.  In the event any payment required hereunder is not made within ten (10) business days of the date due, a late charge in the amount of five hundred dollars ($500.00) shall be automatically charged to Tenant and due immediately.  Acceptance of the late charge payment by Landlord shall not constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted by law or this Agreement.

4.             BUILDING OPERATING COSTS.

A.           Additional Landlord’s Rights. Landlord reserves the right from time to time without unreasonable interference with Tenant's use to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the building in which the Leased Premises are located (“Building”) above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Leased Premises which are located in the Leased Premises or located elsewhere outside the Leased Premises, and to expand the Building and to do and perform such other acts and make such other changes in, to or with respect to the Common Areas (“Common Areas” is defined as the back yard and parking lot) and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

5.             REPAIRS, MAINTENANCE AND UTILITIES.

A.           Tenant will, at its own cost and expense, pay all charges incurred for any utility services metered to the Leased Premises and keep the interior of the Leased Premises in good repair and condition. Tenant's obligation shall include non-capital expenditures to the interior walls, glass, electrical, heating, ventilation and air conditioning systems, plumbing, pipes, fixtures and other equipment. Tenant shall also keep the sidewalks, doorways, and public area in front of and around the Leased Premises free from dirt, debris and snow. If Tenant fails to perform any duty described above, the Landlord shall give notice of such failure.  If the duty is not performed by the Tenant within thirty (30) days after written notice (or within a reasonable shorter period in the case of emergency), the Landlord may perform the repair of maintenance work and charge the Tenant for any expense incurred. The Tenant shall pay the expense incurred within thirty (30) days. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Leased Premises at any time during reasonable business hours, for the purpose of ascertaining the condition of the Leased Premises or in order to make such repairs, additions or alterations as may be required to be made by Tenant or Landlord under the terms of this Lease, provided, however, that Landlord and Landlord’s agents and representatives shall not unreasonably interfere with Tenant’s business upon the Leased Premises and any entrance and inspection shall be in accordance with applicable state and local law. At the termination of this Lease, Tenant shall deliver up the Leased Premises with all improvements located thereon (except as otherwise set forth herein) in good repair and condition, ordinary wear and tear excepted, and will deliver all keys thereto at the office of the Landlord. Tenant shall be responsible for any damage caused by any act of negligence of Tenant, its employees, agents, licensees or contractors. The maximum amount of Tenant repair and maintenance expense as set forth herein and below shall be capped at a maximum amount of $20,000 per calendar year. Tenant shall keep copies of all receipts and canceled checks and provide them to Landlord at Landlord’s request as proof of having paid such fees and expenses.  Upon hitting this annual repair and maintenance limit, Landlord shall be responsible for repair and maintenance of the Leased Premises.

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B.           Tenant assumes responsibility for all exterior and interior maintenance such as, but not limited to, heating and air conditioning equipment, plumbing and pipes located in the Leased Premises, mechanical systems, and electrical repairs. In addition Tenant agrees, at Tenant’s expense, subject to the annual limitation set forth above, to do or provide the following:

(1)           All repairs and alterations to the Leased Premises, whether structural or non-structural, and the facilities and systems thereof, the need for which arises out of (i) Tenant’s use or occupancy of the Leased Premises (except for those repairs that are the obligation of Landlord to maintain per this Lease), (ii) the installation, removal, use or operation of Tenant’s property (i.e., leasehold improvements and personal property), (iii) the moving of Tenant’s property in or out of the Leased Premises, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

(2)           To lock and secure the Premises.

(3)           To close all operable openings and to maintain a minimum temperature of 50 degrees to prevent freezing.

(4)           Landscaping services for the grounds and Common Areas (i.e. back yard and parking lot).

(5)           Snow removal and sweeping service as necessary for walk and parking.

(6)           Trash removal from the Leased Premises.

(7)           To shampoo carpet in the Leased Premises, if any, every eighteen (18) months during the Lease Term and any extensions thereof.

(8)           To keep the Leased Premises in good order, condition and repair, including but not limited to,  all facilities and equipment, fixtures, interior walls, interior surfaces of exterior walls,  ceilings, floors, doors, glass and entrances located within the Leased Premises, and avoid any act or neglect which shall unduly increase the expenses incurred by Landlord.

(9)           Tenant agrees to repair any damage to the Leased Premises or the Building caused by or in connection with the installation or removal of any personal property, fixtures, improvements or additions, including repairing the floor and patching and repainting the walls, all to Landlord’s reasonable satisfaction, all at Tenant’s expense subject to the annual maintenance and repair limitation.

(10)           Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Leased Premises in a good, clean and usable condition, ordinary wear and tear and damage excepted.  Tenant shall not remove leasehold improvements, provided, however, that Tenant shall be permitted to remove all of its “grow lights” used in its business or stored on the Leased Premises. Tenant shall abide by the provisions of Section 8 of this Lease. Tenant shall indemnify the Landlord against any loss or liability resulting from an uninsured or insured but unpaid loss or delay by Tenant in surrendering the Leased Premises, including any claims made by a succeeding tenant related to such delay.

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(11)           Landlord shall not be liable for, and Tenant shall not be entitled to, any offset, abatement or reduction of Rent or of any other monies payable to Landlord by reason of Landlord’s failure to furnish any services when such failure is caused by accidents, breakage, repairs, strikes, lockouts or other labor disputes of any character, or by any other cause beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for loss of or damage to property caused by failure to furnish any of the services, unless such failure was due to Landlord’s negligence or intentional conduct. Landlord reserves the right to suspend services as may be required for maintenance, repair, replacement or emergency.

 6.            USE AND HAZARDOUS MATERIALS.

A.           Tenant will be using and is permitted to use the Leased Premises for a retail marijuana cultivation facility and/or a medical marijuana optional premise cultivation facility, as that term may be defined under Colorado law. Tenant shall not use or permit the Leased Premises to be used for any other purpose without the prior written consent of Landlord, which consent will not be unreasonably withheld. Notwithstanding anything contained in the Lease to the contrary, the Landlord acknowledges, agrees and understands that the Tenant and any Subtenant are operating a retail marijuana cultivation facility and/or medical marijuana optional premise cultivation facility (as that term may be defined or described under relevant Colorado law) and are entitled to possess, cultivate, distribute, transport, and/or acquire marijuana under applicable state law and Landlord hereby authorizes such use. The use and sale of marijuana for recreational and medical use is currently permitted pursuant to Article XVIII, § 16 of the Colorado Constitution; (b) The Colorado Retail Marijuana Code, C.R.S. § 12-43.4-101 et. seq.; the Colorado Medical Marijuana Code, C.R.S. § 12-43.3-101 et. seq. and all applicable state and local laws, ordinances, resolutions, and regulations promulgated thereto (“Colorado Marijuana Code”). As a condition of such use, Tenant shall maintain appropriate licensing or applications in good standing as required by the Colorado Marijuana Code and at all times operate Tenant’s business within the limits allowed by the Colorado Marijuana Code. Any action or non-action by the Tenant that results in any criminal prosecution, nuisance action, or suspension, revocation or non-renewal of a license shall be considered a material breach of the Lease and subject the Tenant to all rights and remedies of the Landlord in the event of breach. Tenant shall promptly comply with all Landlord or government orders and directives for the correction, prevention, and abatement of nuisances in or upon, or connected with the Leased Premises, all at Tenant's sole expense.  Excepting for the stated use above, Tenant shall not permit the Leased Premises to be used in any way which would, in the opinion of the Landlord, be extra hazardous or which would in any way increase or render void  the fire insurance on the Leased Premises.

B.           Tenant shall not use, handle, store or dispose of any oil (excluding oils derived from the marijuana plant), hazardous or toxic substances, materials or wastes (excluding marijuana) (collectively “Hazardous Materials”) in, under, on or about the Leased Premises except for such storage and use consented to by Landlord in advance which consent may be withheld in Landlord's reasonable discretion. Any Hazardous Materials in the Leased Premises, and all containers therefor, shall be used, kept, stored and disposed of in conformity with all applicable laws, ordinances, codes, rules, regulations and orders of governmental authorities. If the transportation, storage, use or disposal of Hazardous Materials anywhere on the Leased Premises in connection with Tenant's use of the Leased Premises results in (1) contamination of the soil or surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation with and approval by Landlord, to clean up all contamination in full compliance with all applicable statutes, regulations and standards, and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing. The terms of this Section shall apply to any transportation, storage, use or disposal of Hazardous Materials irrespective of whether Tenant has obtained Landlord's consent therefor but nothing in this Lease shall limit or otherwise modify the requirement of obtaining Landlord's prior consent as set forth in the first sentence of this Section.

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7.             INSURANCE.

A.           Tenant shall, at Tenant’s sole cost and expense, provide the following insurance:

(1)           Fire and extended coverage insurance on the improvements and equipment on the Leased Premises for their full replacement cost.

(2)           Fire and extended coverage insurance on Tenant’s contents and other property for their full replacement cost.

(3)           Comprehensive general liability coverage in the amount of at least one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) aggregate.

(4)           Business Interruption  Coverage, to the extent reasonably and commercially available.

(5)           Worker’s Compensation Insurance covering all persons employed in connection with any work done on or about the Leased Premises with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

(6)           Primary insurance coverage for all of Tenant’s leasehold improvements in or about the Leased Premises or the Building in an amount not less than ninety percent (90%) of the replacement cost thereof, providing broad form fire and extended coverage, sprinkler leakage, vandalism and malicious mischief.  Landlord shall be named as an additional insured and shall be entitled to recover thereunder for any loss occasioned to Landlord by reason of Tenant’s negligence.  Any proceeds shall be used for the repair or replacement of leasehold improvements or personal property damaged or destroyed during the Lease Term.

(7)           Such other insurance as reasonably required by Landlord if considered necessary for legal compliance.

(8)           All such insurance shall name Landlord as an additional insured; shall provide for notification to Landlord at least (30) days prior to any termination of coverage; shall be in coverage and amounts as set forth herein, and shall be in form and with companies reasonably acceptable to Landlord; and copies of all such policies and current certificates of insurance shall be provided to and deposited with Landlord at all times.

B.           All casualty insurance shall be payable to Landlord but may be used by Tenant to reconstruct the damaged premises, so long as such proceeds and additional sums deposited by Tenant with Landlord are sufficient to restore the premises in Landlord’s reasonable judgment.

C.           If commercially and reasonably available, business interruption insurance shall be payable to the Landlord but shall be used by the Tenant to reconstruct the damaged premises so long as such proceeds and additional sums deposited by the Tenant with the Landlord are sufficient to restore the damaged premises in Landlord’s reasonable  judgment.

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D.           Tenant shall increase its insurance coverage, as required, but not more frequently than each calendar year if, in the commercially reasonable opinion of the Landlord or any mortgagee of Landlord, the amount of public liability and/or property damage insurance coverage at that time is not adequate.

 8.            CHANGES, ALTERATIONS, AND NEW CONSTRUCTION BY THE TENANT.

A.           Tenant's Right To Make Alterations. Tenant, at its sole cost and expense, shall have the right, at any time and from time to time during the term of this Lease, to make changes and alterations to the Leased Premises (“Tenant Changes”), subject, however, in all cases, to the following:

(1)           Landlord's prior written consent, which consent shall not be unreasonably withheld;

(2)           No Tenant Change shall be undertaken until the Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction; and, at Tenant's expense, the Landlord shall join in application for such permits and authorizations whenever such action is necessary provided Tenant bears all costs borne by Landlord in joining the application.

(3)           The cost of any Tenant Changes shall be paid in cash or its equivalent by the Tenant, so that the Leased Premises shall at all times be free of liens for labor or materials supplied or claimed to have been supplied to the Leased Premises.

(4)           Except with respect to any Tenant's Property, any such Tenant Changes shall immediately upon incorporation into the Leased Premises be and become the property of the Landlord, subject to the leasehold rights of the Tenant hereunder (Tenant Property is defined as grow lights).

B.           If Landlord permits any Tenant Changes, then prior to the commencement of those Tenant Changes, Tenant shall deliver to Landlord certificates (and copies of the policies if requested by Landlord) issued by insurance companies qualified to do business in the state where the Leased Premises are located evidencing that workmen’s compensation, general liability insurance and property damage insurance, builder’s risk coverage (if applicable) all in amounts, with companies and on forms reasonably satisfactory to Landlord, are in force and maintained by all such contractors and subcontractors engaged by Tenant to perform the work.  All such policies shall name Landlord as an additional insured and shall provide that they may not be canceled or modified without 30 days’ prior notice to Landlord.

C.           Tenant, at its sole cost and expense, shall cause any permitted Tenant Changes to be performed in compliance with all applicable requirements of insurance policies, Colorado and any applicable local law, and governmental bodies having jurisdiction. In addition, Tenant, at its sole cost and expense, shall be responsible for the acquisition of auxiliary aids, required under the Americans with Disabilities Act (“ADA”), including all Tenant Changes required: (i) as a result of Tenant, or any subtenant, assignee or concessionaire, being a Public Accommodation (as defined in the ADA); (ii) as a result of the Leased Premises being a “Commercial Facility” (as defined in the ADA); (iii) as a result of any leasehold improvements made to the Leased Premises by or on behalf of Tenant, or any subtenant, assignee or concessionaire (whether or not Landlord’s consent to such leasehold improvements was obtained); or (iv) as a result of the employment by Tenant, or any subtenant, assignee or concessionaire, of any individual with a disability.

D.           Ownership and Removal of Tenant Changes. Unless otherwise set forth herein or agreed to in writing by both parties, all Tenant Changes, whether made by Landlord or Tenant, including all counters, screens, grilles, cabinetry work, partitions, paneling, carpeting, drapes or other window coverings may be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Leased Premises without disturbance or injury, be removed by Tenant.  If any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or the Premises resulting from the removal.

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9.             RIGHT OF ENTRY; REPORTING REQUIREMENTS.

A.           Financial Reports. Tenant agrees that its applications, statements and financial reports submitted by it to Landlord are material inducements to the execution by Landlord of this Lease, and Tenant warrants that such applications, statements and reports are, and all information hereinafter furnished by Tenant to Landlord will be, true and correct in all material respects as of the date submitted. Landlord acknowledges that it has received adequate financial reports from Tenant, and that there are no continuing financial reporting requirements under this Lease.

B.           Right of Inspection. Landlord, the Building Manager, if any, and their employees, contractors and agents shall have the right to enter the Leased Premises at all reasonable times after twelve (12) hours advance notice to Tenant (except in the case of an emergency which shall require no notice) for the purpose of inspecting it to show it to prospective purchasers, investors or Mortgagees, inspecting the Tenant Changes or for ascertaining its condition or whether Tenant is observing and performing its obligations under this Lease, to make such alterations, repairs, maintenance, improvements or additions to the Leased Premises as Landlord may deem necessary or desirable, and during the last 180 days of the Lease Term or after an Event of Default to show it to prospective tenants as permitted by the Colorado Marijuana Code. Landlord shall also have the right to enter upon the Leased Premises for the purpose of making any necessary repairs and performing any work that may be necessary or by reason of Tenant's failure to make any such repairs or to perform any such work. Landlord's rights of entry shall be exercisable only at reasonable times, in a reasonable manner so as not to unreasonably interfere with the operation of Tenant's business, at reasonable intervals and on reasonable notice to Tenant as permitted by the Colorado Marijuana Code. Nothing contained herein, however, shall impose or imply any duty on the part of Landlord to make any repairs or perform any such work on the Leased Premises or to the Changes or Alterations. In any circumstances where Landlord is permitted to enter upon the Leased Premises, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or render Landlord liable for damages of loss of business or otherwise or entitle Tenant to be relieved from any of its obligations or grant Tenant any right of set-off or recoupment or other remedy. Upon reasonable notice to Tenant, the Landlord and/or its authorized representatives shall have the unlimited right to inspect the premises to ensure compliance with the Colorado Marijuana Code.

C.           MED Inspection. Upon notice of inspection by the Marijuana Enforcement Division, or other state or local authorities, Tenant shall notify Landlord of such inspection and Landlord shall have the unlimited right to be present at such inspection and participate in such inspection.

D.           Material Events. Tenant shall notify Landlord of any material event within 24 hours of such event. A material event includes but is not limited to: (i) notice of violation, compliant, or other disciplinary action against Tenant, (ii) inspection, investigation, or other material action by the federal, state or local authorities, (iii) the occurrence of a robbery, burglary, or other criminal action at the Leased Premises. Tenant shall provide Landlord with a copy of any notice of violation, complaint, or other disciplinary action against Tenant within two (2) business days of receipt of such notice. Tenant authorizes Landlord to discuss with any state or local authority any such violation, compliant, or other disciplinary action against Tenant.

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E.           Changes of Ownership. Tenant shall disclose any proposed change in ownership of thirty percent (30%) or more interest in Tenant to Landlord, and Landlord’s written approval shall be required for such change of ownership, which approval shall not be unreasonably withheld.

F.           Procurement of Waivers. Tenant agrees to procure for Landlord such estoppel certificates, Landlord and mortgagee's waivers or other similar documents as Landlord may reasonably request.

G.           Failure to comply with this Section 9 shall constitute a material breach with a ten (10) day right to cure following notice to Tenant by Landlord.

10.           RULES AND REGULATIONS . It is further agreed that the rules and regulations set forth in Exhibit B shall be and are hereby made a part of this Lease, and Tenant agrees that its employees and agents, or any others permitted by Tenant to occupy or enter the Leased Premises, will at all times abide by these rules and regulations and that a default in the performance and observance of these rules and regulations shall cause Tenant to be in default of this Agreement. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may, from time to time, be needful and desirable for the safety, care and cleanliness of the Leased Premises and for the preservation of good order.

11.           SUBLETTING/ASSIGNMENTS . Tenant shall not transfer, assign or encumber this Agreement, or sublet the Leased Premises or any part thereof, without in each case obtaining the prior written consent of the Landlord. In the event Landlord consents to subletting of the Leased Premises, any and all rents or other consideration for any reason received by Tenant in excess of the rents required under this Agreement shall be construed as part of the Base Rent payable to Landlord.  Any attempt by Tenant to assign, transfer, encumber or sublet this Premises without Landlord’s written consent shall be void and shall give Landlord the right and option to terminate this Agreement by written notice to Tenant. The consent by Landlord to any assignment, transfer, subletting to any party other than Landlord shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease nor shall the collection or acceptance of Rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall such assignment or subletting be construed to relieve Tenant from giving Landlord  reasonable notice, nor from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder Tenant hereby assigns to Landlord any and all rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. Without limiting the generality of the foregoing, if Landlord consents to an assignment or sublease pursuant to this Section 11, Landlord may condition its consent upon the entry by such transferee into an agreement (in form and substances satisfactory to Landlord) with Landlord, by which such transferee assumes all of Tenant’s obligations hereunder. Any assignment of this Lease to a wholly owned subsidiary shall be permitted provided at all times the subsidiary remains wholly owned by Tenant.

12.           LIENS .

A.           Liens Prohibited. Tenant shall not permit any mechanic’s or materialmen’s liens to be filed against the real property of which the Leased Premises form a part nor against the Leased Premises.  The Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens.

B.           Covenant against Liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics' or other lien, charge, or order for the payment of money or other encumbrances shall be filed or imposed against Landlord, any Mortgagee, and/or any portion of the Leased Premises (whether or not such lien, charge, order, or encumbrance is valid or enforceable as such), Tenant shall, at its cost and expense, cause same to be discharged of record or bonded within ten (10) days after notice to Tenant of the filing or imposition thereof; and Tenant shall indemnify and defend Landlord against, and save Landlord harmless from, all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands, and obligations, including, without limitation, reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order, or encumbrance, and Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages, and expenses resulting therefrom or incurred in connection therewith, together with interest thereon (at a rate equal to the Maximum Legal Rate), promptly upon demand.

Initials ______ / ______

13.           HOLD HARMLESS; INDEMNIFICATION .

A.           Landlord shall not be liable for any damage to, or loss of, property in the Leased Premises belonging to Tenant, its employees, agents, visitors, licensees or other persons in or about the Leased Premises, or for damage or loss suffered by the business of Tenant, from any cause whatsoever, including, without limiting the generality thereof, such damage or loss resulting from fire, steam, smoke, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of the Leased Premises, or from breakage, leakage, obstruction or other defects of the pipes, wires, appliances plumbing, air-conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Leased Premises or upon other portions of the Leased Premises or property of which the Leased Premises are a part, or from other sources. Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct, or by any act of neglect of third parties or of Tenant, Tenant's agents, employees, invitees or visitors, or any other tenant. Tenant covenants that no claim shall be made against Landlord by Tenant, or by any agent or servant of Tenant, or by others claiming the right to be in the Leased Premises through or under Tenant, for any injury, loss or damage to the Leased Premises or to any person or property occurring upon the Leased Premises from any cause other than the gross negligence or intentional misconduct of Landlord. In no event shall Landlord be liable to Tenant for any consequential damages sustained by Tenant arising out of the loss or damage to any property of Tenant.

B.           Tenant agrees to indemnify and hold harmless Landlord from any and all claims, charges, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for settlement of claims, attorney fees, consultant, and expert fees) arising prior to, during, or after the Lease term and arising out of, based upon or in connection with federal, state, or local environmental laws, regulations, and requirements. Such indemnification shall include, but shall not be limited to, any liability with respect to any and all fuel chemical or plant nutrient pumps, tanks or underground tanks currently or previously or in the future within the boundaries of the Leased Premises. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the Leased Premises, any cleanup, removal, or restoration mandated by federal, state, or local agencies or political subdivisions.

C.           The indemnities contained herein shall survive the termination or expiration of this Lease.

 14.           LIMITATION OF LIABILITY. Tenant agrees and understands that Tenant shall look solely to the interest of Landlord in the Leased Premises including, but not limited to, all rents, profits and proceeds, and insurance, for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default, breach or event of default of Landlord in performance of its obligations under this Lease, it being intended that there will be absolutely no personal liability on the part of Landlord, and no other assets of Landlord, the investors in Landlord, or of Landlord's partners, if any, shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of a default, breach, or event of default, this exculpation of liability to be absolute and without exception.

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15.           ORDINANCES AND STATUTES . Tenant shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force (excepting any federal law pertaining in any way to marijuana), or which may hereafter be in force, pertaining to the Leased Premises occasioned by or affecting the use thereof by Tenant. The commencement of pendency of any state or federal court abatement proceedings caused by the Tenant, or affecting the Tenant’s use of the Leased Premises shall, at the option of the Landlord, be deemed a breach hereof by Tenant.

16.           DESTRUCTION/RESTORATION OF PREMISES.

A.           Leased Premises Untenantable.  In the event of a particular destruction or partial destruction of the Leased Premises during the Lease Term, without the fault or neglect of Tenant, its agents, invitees or employees, causes the Leased Premises to be so damaged by fire or other casualty as to render the Leased Premises wholly untenantable, and if such damage shall be so great that a competent architect, in good standing in the County of Denver, selected by Landlord, certifies in writing that the Leased Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred twenty (120) days from the destruction, then this Agreement shall terminate, Tenant shall surrender to Landlord the Leased Premises, and Landlord may re-enter and take possession of the Leased Premises and remove Tenant therefrom. Tenant shall pay all rent up to the time of such termination of this Agreement and be reimbursed for any prepayment of rent that has made (based on actual date of possession change). If, however, the architect selected by Landlord certifies that the Leased Premises can be made tenantable within one hundred twenty (120) days from the occurrence of damage, then Landlord shall forthwith repair the same, and rent shall be abated for the period during which the repairs are being made.

B.            Partial Damage.

(1)           In the event of a particular destruction or partial destruction of the Leased Premises during the Lease Term, without the fault or neglect of Tenant, its agents, invitees or employees, causes the Leased Premises to be partially damaged, but not so as to render it wholly untenantable, the Landlord, after receiving notice in writing of the occurrence of the damage, shall repair the Leased Premises with reasonable promptness, and rent shall be abated to the extent that the Leased Premises are untenantable.

(2)           If the fire or other casualty causing injury to the Leased Premises is caused by the negligence or misconduct of Tenant, its agents, servants or employees, or by any other person entering the Leased Premises under express or implied invitation of Tenant, such injury shall be repaired by Landlord at the expense of Tenant.

(3)           If a portion of the Building containing  the Leased Premises is so injured or damaged (even if the Leased Premises is not damaged) such  that Landlord decides it is necessary to reconstruct, rebuild or raze the Leased Premises, then Landlord may terminate this Agreement upon thirty (30) days’ notice in writing to Tenant.  If such notice is given, this Agreement shall terminate from the date of the occurrence of the damage, and Tenant shall pay apportioned rent up to such date, and both parties shall be discharged of all further obligations hereunder.

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(4)           Except as provided in this Section, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from the making of any repairs, alterations or improvements to any portion of the Leased Premises or to fixtures and equipment therein.  Tenant understands Landlord will not carry insurance of any kind on Tenant’s furnishings, fixtures, equipment or improvements or on any other property of Tenant, and that Landlord shall not have any repair or replacement obligation for such items.

(5)           If the Leased Premises are damaged as a result of any cause other than fire or other casualty, the Landlord shall not be required to repair the Leased Premises if the damage is greater than ten percent (10%) of the full replacement cost relative to the Leased Premises, as applicable.  If the Landlord elects not to repair the Leased Premises, this Agreement shall terminate from the date of the occurrence of the damage, and Tenant shall pay rent apportioned to such date, and both parties shall be free and discharged of all further obligations under this Agreement.

17.           DEFAULT.

A.           Default Events. The occurrence of any one of the following events shall constitute a default and breach of this Agreement by Tenant:

(1)           The vacating or abandonment of the Leased Premises by Tenant. Failure to occupy and operate the Leased Premises for twenty-one (21) consecutive days shall be deemed an abandonment and vacation;

(2)           The failure to report as required by Section 9 of this Agreement;

(3)           If the Tenant fails to observe or fails to perform, or violates any of the covenants, conditions or provisions of this Lease, and if such failure or violation is not cured within five (5) days after written notice has been sent to Tenant, unless the default cannot reasonably be cured within five (5) days and Tenant takes action to cure the default within the five (5) day period and diligently and in good faith continues to cure the default;

(4)           The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the petition is dismissed within sixty (60) days); the taking of possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Agreement, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Agreement where such seizure is not discharged within thirty (30) days;

(5)           Failure to pay rent or any other sums payable by Tenant under this Lease when due after Landlord provides Tenant with written notice of such failure to pay and Tenant fails to cure after five (5) days of receipt of such notice;

(6)           Any representation or warranty by Tenant was materially false or inaccurate at the time of the execution of this Lease.

B.           Notice of Default. Notices given under Section A above shall specify the alleged default and the applicable Lease provisions, and shall demand that Tenant perform the provisions of this Lease within the applicable period of time, or quit the Leased Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

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C.           Landlord’s Remedies Where Tenant in Default.

(1)           Eviction and Termination of Agreement.  In the event of any material breach that is incurable or in the event of any default or breach of this Agreement that remains uncured for a period of five (5) days after Landlord provides written notice to Tenant of Tenant’s default, Landlord, in addition to other rights and remedies it has, shall have the right to terminate this Agreement and re-enter and take possession of the premises, in accordance with Colorado Unlawful Detainer/Eviction law, C.R.S. § 13-40-101, et. seq. (“Unlawful Detainer Statute”) unless such default cannot reasonably be cured within five (5) days due to no fault of the Tenant and Tenant takes action to cure the default within the five (5) day period and diligently and in good faith continues to cure the default. The parties agree that the Unlawful Detainer Statute, as amended from time to time, shall govern the procedure for eviction of Tenant by Landlord. The Unlawful Detainer Statute currently provides:

(a)           If the Tenant fails to pay rent on time or violates any other condition or covenant of this Agreement, Landlord may serve on Tenant a three (3) day notice in writing requiring in the alternative payment of the rent (or compliance with the condition or covenant) or the delivery of the possession of the Leased Premises (“Demand for Possession”).

(b)           If Tenant fails to cure any financial obligation or violation of any covenant or obligation in this Agreement, within three (3) days after the Demand for Possession, this Agreement is terminated and Landlord may take possession of the Leased Premises without further notice to Tenant, and without prejudicing Landlord’s rights to damages.

(c)           The Demand for Possession shall be made in writing, specifying the grounds of Landlord’s right to possession of the Leased Premises, describing the same, and the time when the same shall be delivered up, and shall be signed by the person claiming such possession, his agent, or his attorney.

(d)           The Tenant will be guilty of detention of the Leased Premises where Tenant holds over without permission of the Landlord after any default (in the payment of rent or contrary to any condition or covenant of this Agreement) and Demand for Possession has been duly served upon Tenant.

(e)           Tenant shall be served with the Demand for Possession or Notice to Quit by delivering a copy of the Demand or notice to Tenant occupying the Leased Premises, or by posting a copy on the Front Door of the leased Premises and by Mailing to the tenants address with some person or member of Tenant’s family over the age of fifteen residing on or in charge of the Leased Premises, or, in case no one is on the Leased Premises at the time service is attempted, by posting a copy in some conspicuous place on the Leased Premises.

(f)           If Landlord terminates this Agreement per this Section, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including but not limited to, breach of this Agreement, the cost of recovering possession of the Leased Premises, expenses of re-letting, including necessary renovation and alteration of the Leased Premises; reasonable attorney’s fees, any real estate commission actually paid, and the amount of the rent and other charges reserved herein for the balance of the Lease Term less the actual rent received by Landlord during such period.  Unpaid installments of rent or other sums shall bear interest at the rate of eighteen percent (18%) per annum.

D.           Maintain Tenant’s Right to Possession. Subject to Landlord’s duty to mitigate under current Colorado case law, Landlord may choose to maintain Tenant’s right to possession, in which case this Agreement shall continue in effect whether or not Tenant shall have abandoned the Leased Premises.  In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Agreement, including the right to recover rent, as it becomes due, and all resulting damages, costs and legal fees.

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E.           Removal of Property from the Leased Premises.

(1)           In addition to the other rights and remedies available to Landlord, if an event of default has occurred, Landlord, may, apply to any court having jurisdiction, for the appointment of a receiver of all and singular the demised Leased Premises, the improvements and Building located thereon, and the personal property located therein, and thereupon it is expressly covenanted and agreed that the court shall without notice forthwith appoint a receiver with the usual powers and duties of receivers in like cases.

(2)           In addition to the other rights and remedies available to Landlord, if an event of default has occurred, the Landlord or any appointed receiver of Landlord’s choosing may enter the Leased Premises and take possession the Leased Premises and (a) remove all property, including but not limited to any and all goods, wares, equipment, fixtures, furniture, and other personal property of Tenant situated on the Leased Premises from the Leased Premises as permitted by the Colorado Marijuana Code, (b) destroy all marijuana plants in accordance with the Colorado Marijuana Code.  Such property may be removed and stored in any other place in the Leased Premises or in any other place, for the account of and at the expense and risk of Tenant. Landlord may take such action without liability for trespass or conversion. Tenant hereby waives all claims for damages that may be caused by the re-entry of Landlord and taking possession of the Leased Premises or removing or storing the furniture and property.  Tenant shall hold Landlord harmless from any loss, costs, or damage occasioned by Landlord, and no such re-entry shall be considered or construed as forcible entry.

(3)           No such re-entry or taking possession of the Leased Premises by Landlord or receiver shall be construed as an election of Landlord to terminate this Agreement unless a written notice of such intention is given to Tenant (as set forth above) or unless the termination of this Agreement is ordered by a court of competent jurisdiction.

(4)           Abandonment of Leased Premises.  Subject to current Colorado case law, if the Leased Premises are left vacant and any part of the rent reserved hereunder is not paid, then the Landlord may, without being obligated to do so, and without terminating this Agreement, retake possession of the Leased Premises and rent the same for such rent, and upon such conditions as the Landlord may think best, making such change and repairs as may be required, giving credit for the amount of rent so received less all expenses of such changes and repairs, and the Tenant shall be liable for the balance of the rent herein reserved.

18.           EMINENT DOMAIN.

A.           Effect on Lease. If more than twenty five percent (25%) of the Leased Premises shall be taken or appropriated by any public or quasi-public authority under the power of Eminent Domain, either party shall have the right, at its option, to terminate this Agreement, and Landlord shall be entitled to any and all income, rent, award or any interest which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired Lease Term.  If less than twenty five percent (25%) is taken or more than twenty five percent (25%) is taken and neither party elects to terminate this Agreement, the rent to be paid by Tenant shall be equitably reduced. If any part of the Building other than the Leased Premises may be so taken or appropriated, Landlord shall have the right at its option to terminate this Agreement and shall be entitled to the entire award as provided above.

B.           Effect on Lease for Temporary Loss. In the event of a temporary taking or condemnation of all or any part of the Premises for any public or quasi-public use or purpose, this Lease shall be unaffected and Tenant shall continue to pay in full Basic Rent and all Additional Rent payable for any such period. In the event of any such temporary taking, notwithstanding the provisions of Paragraph 18(a) Tenant shall be entitled to claim, prove and receive the portion of the award for such taxing that represents compensation for use or occupancy of the Leased Premises during the Term, and Landlord shall be entitled to appear, claim, prove and receive the portions of the award that represent the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term.

Initials ______ / ______

 19.           PAYMENTS AFTER TERMINATION .  No payments of money by Tenant to Landlord after the Termination Date of this Agreement, or after the giving of any notice by the Landlord to the Tenant, shall reinstate, continue or extend the Lease Term or affect any notice given by the Landlord prior to the payment of such money. It is agreed that after the service of notice or commencement of a suit or after final judgment granting the Landlord possession of the Leased Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Agreement, and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or judgment obtained.

20.           SUBORDINATION, STATEMENTS AND ATTORNMENT.

A.           Subordinate. This Agreement shall be subordinate and subject to any mortgage or deed of trust covering the Leased Premises, at any time made, and to all advances made or to be made upon the real property on which the Leased Premises are a part.

B.           Statement of Lease. Tenant shall at any time, and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying this Agreement is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Agreement, as modified, is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord or specifying such defaults if any are claimed.  It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrance of all or any portion of the real property of which the Leased Premises are a part.  Tenant’s failure to deliver such statement within this time frame shall be conclusive upon Tenant that this Agreement is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that not more than two months rental has been paid in advance, and shall not be unreasonably withheld.

 21.           SIGNS. Tenant shall not erect any other signs or lettering without the express written consent of Landlord.

 22.           QUIET ENJOYMENT . Tenant, in consideration of paying rent and keeping all covenants of this Agreement on its part, shall have and enjoy the Leased Premises and the improvements during the Lease Term without hindrance or interference by anyone except as expressly described herein.

23.           NUISANCE/WASTE . Tenant shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises. Tenant shall not commit any waste in or upon the Leased Premises.

24.           ASSUMPTION OF RISK . Notwithstanding anything contained in the Lease to the contrary, Tenants, for themselves, their personal representatives, heirs, successors, trustees, legal representatives, assigns, invitees and guests, hereby assume all risks of use of the Leased Premise for all purposes related to marijuana whether such risks are caused by negligence of any person, firm or otherwise. Tenant understands that marijuana activities may be illegal under federal law.

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 25.           LANDLORD HAS NO PARTICIPATION. Landlord specifically acknowledges and states that Landlord has no participation, express or implied, in any marijuana related operations of the Tenant.

26.           SURRENDER OF PREMISES . Tenant agrees to surrender the Premises at the termination of the tenancy created in this Agreement, in the same condition as they have been received, reasonable use, wear and tear excepted.

 27.           TENANT IN POSSESSION AFTER TERMINATION . In the event Tenant retains possession of the Leased Premises or any part thereof after the termination of the Lease Term, Tenant agrees to pay rent at the rate of one and one-half (1 1/2 ) times the Base Rent, as adjusted, on a monthly basis payable in advance, for each month or any portion thereof during such possession period.  Such rent shall be payable monthly in advance on the first day of each and every month of any such period of possession.  Retention of the Leased Premises by Tenant, as stated in this Section, shall not be deemed to be a holding over, or a right to hold over, and Landlord shall be entitled to all remedies provided by this Agreement, in addition to rent as stated in this Section.

 28.           SALE BY LANDLORD . In the event of a sale or conveyance by Landlord of the Leased Premises, the sale shall operate to release Landlord from any liability upon any of the covenants or conditions, expressed or implied, contained in this Agreement in favor of Tenant. In such an event, Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Agreement.  Landlord shall transfer Tenant’s security deposit to new owner if and when a sale occurs.

 29.           DUE AUTHORIZATION . Each party signing this Lease Agreement hereby individually represents, warrants and covenants to the other that (i) it has the power and authority to enter into this Lease Agreement and to fully perform all of the obligations contained herein, and (ii) the execution and delivery hereof does not and will not violate any other agreement or commitment by which either is bound.

 30.           NO BROKER OBLIGATION . Each party represents to the others that it has not incurred any obligation to any broker or real estate agent with respect to this Lease. Each party indemnifies the other against any broker or real estate agent claiming through such party.

31.           NOTICE . If the parties wish to contact or notify each other concerning the subject matter herein, they shall deliver written notice, via U.S. Mail, certified, return receipt requested, as follows.  Said notice shall be effective when deposited and postmarked in the U.S. Mail.  Fax and E-mail information provided for informal notice only.  However, all notices shall be copied via E-mail.

 IF TO LANDLORD:

J Done, LLC
C/O Corey Wiegand, CEO Home Treasure Finders, Inc.
4318 Tennyson Street
Denver, CO  80212

IF TO TENANT OR PERSONAL GUARANTOR:

Colorado Mythology LLC
C/O A.R. Trojan
8007 E Lehigh Dr.
Denver CO 80237

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32.           WAIVER. No provision of this Lease Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by all parties.  No waiver by any party of any breach of, or of compliance with, any condition or provision of this Lease Agreement by any other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. The acceptance of rent under this Lease Agreement shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease Agreement, regardless of Landlord’s knowledge of such breach at the time of acceptance of the rent.  The remedies given to the Landlord in this Lease Agreement shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy. Landlord’s failure to give notice of, demand, or collect any sums due under this Agreement shall not release Tenant from the obligation of payment.

 33.           ENTIRE AGREEMENT, SEVERABILITY . This Lease Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof. If any provision of this Lease Agreement shall be held to be invalid, the validity of the remainder of this Lease Agreement shall not be affected thereby in any respect.

 34.           GOVERNING LAW, VENUE AND ATTORNEY’S FEES . The validity, interpretation, construction and performance of this Lease Agreement shall be governed by the laws of the State of Colorado.  If any action at law or in equity is necessary to enforce or interpret the terms of this Lease Agreement, venue shall be in Denver County, Colorado, and the prevailing party shall be awarded reasonable attorneys’ fees, expert fees and all costs, in addition to any other relief to which the party may be entitled.

35.           ARM’S LENGTH, ENCOURAGEMENT TO CONSULT WITH INDEPENDENT LEGAL COUNSEL . The parties hereby agree and acknowledge that this Lease Agreement was prepared and executed at arm's length and after free and full negotiation by the parties, and that there shall be no presumption to construe the terms of this Lease Agreement in favor of one party and against another, but rather the terms of this Lease Agreement shall be construed objectively as written.

 36.           JOINT AND SEVERAL . If there are more than one entity or person which are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

37.           FURTHER PERFORMANCE. The parties agree to execute any and all additional documents necessary to accomplish the purposes of this Lease Agreement.

 38.           BINDING EFFECT.  This Lease Agreement shall be binding upon and shall inure to the benefit of any heirs, successors or assigns of the parties hereto.

 39.           FEDERAL LAW.  Landlord may terminate this Lease, and the Parties will owe no further duties to each other, if, in the Landlord’s reasonable opinion, federal enforcement priorities changes so that the either the Landlord or the Premise face a risk of civil or criminal action by the Federal Government or any of its political subdivisions due to Tenant’s permitted use of the Leased Premises.

40.           REGULATORY APPROVAL.  The Parties hereto acknowledge and agree that the terms of this Agreement are subject to the approval of the applicable state or local licensing authority (“Authorities”) and shall negotiate in good faith to conform with any guidance provided by the Authorities relating to this Agreement.

41.           ADDITIONAL PROVISIONS.

A.           Tenant agrees to build out units 4430 and 4420 Garfield using permits already submitted to the City and County of Denver by licensed contractor Global One Inc./Gabe Archuletta.

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B.           Tenant reserves the right to alter the location of secondary walls but will construct primary dividing wall the length of the space as shown in plans.  Any alteration to the plan would be done according to city code and would be approved by planning department of Denver.  Landlord would be notified of all alterations.

C.           Tenant agrees to give Landlord first right to bid on services and products.  Tenant will be permitted to seek alternative bids.  Landlord will have 7 days to submit all final bids for work or services.  Should Landlord or its preferred contractors not reply within 7 days, Tenant may accept bid from alternative contractor/service provider and commence work.  Tenant need not furnish Landlord with other bids or price paid for work and services performed.

D.           Tenant has immediate permission from landlord to install alarm and surveillance cameras and attach to the Leased Premises as needed by Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date set forth below.

LANDLORD

JD ONE LLC, a Colorado limited liability company

By: /s/ JAMES WIEGAND_____________________________________                                                                                     Dated: 11/20/2014
       JAMES WIEGAND, MANAGING MEMBER

TENANT

COLORADO MYTHOLOGY LLC, a Colorado limited liability company

By: /s/ A. R. RICK TROJAN____________________________________                                                                                      Dated: 11/20/2014
      A. R. RICK TROJAN, MANAGING MEMBER

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EXHIBIT A

[Floor Plan of Leased Area]

GROW
GROW
WATER
CLONE
VEG

Note: Floor Plan for 4430 Garfield not reflected; 4430 to be substantially similar as 4420 Garfield

Exhibit A to Lease

4420 GARFIELD

Page 22-A

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EXHIBIT B

RULES AND REGULATIONS

1.           The sidewalks, entries, and passages shall not be obstructed by Tenant, its agents, or used by them for any purpose other than ingress and egress.

2.           There shall be no signs, notices, advertisements, or other inscriptions placed upon the Building without prior permission from Landlord.

3.           Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse by Tenant, its agents, or employees, shall be paid by Tenant.  No person shall waste water by tying back or wedging the faucets, or in any other manner.

4.           No animals shall be allowed in the Building or on the grounds other than the pets of Tenant approved by Landlord, customers, Landlord and other Tenants, or as required by applicable laws and/or regulations.

5.           Bicycles or other vehicles shall not obstruct sidewalks or entrances of the Building.

6.           No person shall disturb the occupants of the Building or an adjoining building or Premises by the use of any radio or musical instrument or by the making of unreasonably loud or improper noises.

7.           Tenant shall not allow anything to be placed on the outside window ledges of the Building, nor shall anything be thrown by Tenant, its agents, or employees, out of the windows or doors of the Building.

8.           No additional lock or locks shall be placed by Tenant on any door in the Building without prior written consent of Landlord.

9.           No awnings shall be placed over the windows except by consent of Landlord.

10.           Tenant, before closing and leaving the Premises at any time, shall ensure that all windows are closed in order to avoid possible damage from fire, storm or freezing.

11.           Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises.  The use of oil, gas or flammable liquids for heating, lighting or any other purpose is prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Building.

12.           Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions of floors of the Premises or of the Building without the consent of Landlord.

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 EXHIBIT C

PERSONAL GUARANTEE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the undersigned (“Guarantor”) hereby personally guarantees the payment by Tenant to Landlord of all sums, including all applicable attorney's fees and other costs and expenses of collection due or becoming due under the Lease and the full performance of all other obligations of Tenant provided thereunder. This Personal Guaranty is absolute and complete, and acceptance and notice of acceptance thereof by Landlord and Tenant are therefore unnecessary and are hereby expressly waived by Guarantor. This obligation and liability on the part of the Guarantor shall be primary and not a secondary obligation and liability, due immediately upon demand without recourse first having been had by Landlord from Tenant. The undersigned hereby waives the benefits of all provisions of law for stay or delay of execution of sale of property or other satisfaction or judgment against any person or organization on account of the obligation and liability hereunder until judgment be first obtained against the Tenant and execution thereon returned unsatisfied, or until it is shown that Tenant shall have no property available for the satisfaction of any amounts or obligations guaranteed hereby or until any other proceedings can be had. This Personal Guaranty and all obligations of any representatives, heirs and assigns of the Guarantor shall inure to the benefit of the successors and assigns of the Landlord This Personal Guaranty shall be construed in accordance with the laws of the State of Colorado and enforceable under the jurisdiction of its courts.

The duration of this Personal Guarantee shall remain in force for Five (5) years from the Execution date of this Lease.

/s/ A. R. RICK TROJAN, MANAGING MEMBER_______________________________________                                         Dated: 11/20/2014
Personal Guarantor, individually

Print Name: A. R. RICK TROJAN, MANAGING MEMBER_____________________________

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